Exhibit 10.1

EXECUTION COPY

FORBEARANCE AGREEMENT AND

SECOND AMENDMENT TO CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Forbearance Agreement”), dated as of October 15, 2012, is entered into by and among LODGENET INTERACTIVE CORPORATION, a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto (the “Participant Lenders”) and GLEACHER PRODUCTS CORP., as administrative agent (in such capacity, the “Agent”), and is made with reference to that certain Credit Agreement, dated as of April 4, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among the Borrower, the banks, financial institutions and other entities party thereto as Lenders (the “Lenders”) and the Agent.

RECITALS:

WHEREAS, as of the date hereof, the Events of Default listed in Annex A hereto have occurred and are continuing as of the date hereof (collectively, the “Specified Defaults”);

WHEREAS, upon the Borrower’s request, the Participant Lenders constituting the Required Lenders under the Credit Agreement have agreed, and the Agent, at the direction of the such Participant Lenders, has agreed, in each case subject to the terms and conditions set forth herein, to forbear from exercising certain of their default-related rights and remedies against the Borrower and the other Loan Parties with respect to the Specified Defaults (the “Forbearance”);

WHEREAS, in consideration for the Participant Lenders and the Agent agreeing to the Forbearance, and as a condition precedent thereto, the Borrower has agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement in certain respects as more particularly set forth below.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Forbearance Agreement, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Defined Terms.

(a)                                  Capitalized terms that are defined in this Forbearance Agreement shall have the meanings ascribed to such terms in this Forbearance Agreement. All other capitalized terms shall have the respective meanings ascribed thereto in the Credit Agreement (as amended hereby).

(b)                                 This Forbearance Agreement constitutes a “Loan Document” as defined in the Credit Agreement.

ARTICLE II

CONFIRMATION OF OBLIGATIONS AND SPECIFIED DEFAULTS

The Borrower and each other Loan Party acknowledges and confirms that (a) as of October 15, 2012, the aggregate principal amount of the Term Loans was $345,583,243.89 and the aggregate principal amount outstanding under the Revolving Loans was $21,350,000.00, which amounts constitute valid and subsisting obligations of the Borrower to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind, (b) any notice requirement in respect of any Specified Default is hereby waived and (c) each of the Specified Defaults constitutes an Event of Default that has occurred and is continuing as of the date hereof.  The foregoing amounts do not include any fees, expenses or other amounts that are chargeable or otherwise reimbursable under the Credit Agreement (as amended hereby) or the other Loan Documents.  Each of the Borrower and the other Loan Parties hereby (i) acknowledges its obligations under the Loan Documents, (ii) reaffirms that each of the Liens created and granted pursuant to the Loan Documents is valid, subsisting, perfected and of the priority required pursuant to the Loan Documents and (iii) acknowledges that this Forbearance Agreement shall in no manner impair or otherwise adversely affect such Liens.  Prior to the Forbearance Period, the existence of the Specified Defaults (a) relieved the Agent and Lenders from any obligation to provide further financial accommodations under the Credit Agreement or any other Loan Document, and (b) permitted the Agent to, among other things, (i) accelerate all or any portion of the Obligations, (ii) commence any legal or other action to collect any or all of the Obligations from the Borrower, any other Loan Party and/or any Collateral or any other property as to which any other Person granted the Agent a security interest therein as security for the Obligations or any guaranty thereof (collectively, the “Other Collateral”), (iii) foreclose or otherwise realize on any or all of the Collateral and Other Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral and Other Collateral, and/or (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law.

ARTICLE III
FORBEARANCE

3.1                               Forbearance; Forbearance Default Rights and Remedies.

(a)                                  Effective as of the Forbearance Effective Date (as defined below), each of the Participant Lenders and the Agent agrees that until the expiration of the Forbearance Period, it will, during such Forbearance Period, forbear (subject to the terms of this Forbearance Agreement) from exercising its default-related rights and remedies against the Borrower and the other Loan Parties under the Credit Agreement, the other Loan Documents and/or applicable law solely to the extent the availability of such remedies arises from the Specified Defaults; provided, however, (i) each of the Borrower and the other Loan Parties shall comply, except to the extent such compliance is expressly excused by the terms of this Forbearance Agreement, with all explicit restrictions or prohibitions triggered by the existence and/or continuance of any Default or Event of Default under the Credit Agreement (as amended hereby), this Forbearance Agreement or any of the other Loan Documents, (ii) nothing herein shall restrict, impair or otherwise affect the Agent’s rights and remedies under any agreements containing subordination provisions in favor of the Agent (including any rights or remedies available to the

Agent as a result of the occurrence or continuation of the Specified Defaults), (iii) the Agent and the Lenders shall have no obligation to provide any Loans, Letters of Credit or other financial accommodations and (iv) nothing herein shall restrict, impair or otherwise affect the exercise of the Participant Lenders’ and the Agent’s rights under this Forbearance Agreement, provided, further, the agreement of the Agent and the Participant Lenders set forth in this Section 3.1 shall not apply to nor preclude any remedy available to the Agent and the Lenders, in connection with any proceeding commenced under any bankruptcy or insolvency law, including without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.  Each of the Borrower and the other Loan Parties hereby agrees and acknowledges that if any Default or Event of Default other than the Specified Defaults occurs during the Forbearance Period, or if a Termination Event (as defined below) occurs, the Agent and the Lenders have reserved the right to, and may, in accordance with the terms of the Credit Agreement, exercise at any time and from time to time any and all rights and remedies under the Loan Documents and applicable law in connection therewith or with the Specified Defaults.

(b)                                 As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending upon the occurrence of a Termination Event.  As used herein, “Termination Event” shall mean the earlier to occur of (i) December 17, 2012 and (ii) the occurrence of any Forbearance Default.  As used herein, the term “Forbearance Default” shall mean:  (i) the occurrence of any Default or Event of Default (other than the Specified Defaults) under and as defined in the Credit Agreement (as amended hereby) or any other Loan Document; (ii) the failure of the Borrower or any other Loan Party to timely comply with any term, condition, covenant or agreement set forth in this Forbearance Agreement; (iii) subject to the exceptions in Section 7.1(b) below, the material breach of any representation or warranty made by the Borrower or any other Loan Party in this Forbearance Agreement;  (iv) the failure of the Borrower to timely comply with each term, condition, covenant and agreement set forth in (A) that certain Forbearance Agreement to SMATV Sales Agency and Transport Services Agreement, dated as of September 19, 2012, as in effect on the Forbearance Effective Date (the “DirecTV Forbearance”), between DirecTV, LLC and the Borrower, (B) that certain letter agreement, dated September 20, 2012, as in effect on the Effective Date (the “HBO Forbearance”), from Home Box Office, Inc. to the Borrower, (C) that certain SMATV Sales Agency and Transport Services Agreement, dated as of March 31, 2010, as in effect on the Forbearance Effective Date (the “DirecTV Agreement”), between DirecTV, Inc. and the Borrower (other than the Specified Defaults as defined in the DirecTV Forbearance) or (D) the HBO Services Affiliation Agreement for Lodging Industry Distributor, dated as of December 1, 2003, as in effect on the Forbearance Effective Date (the “HBO Agreement”), between Home Box Office, Inc. and the Borrower (other than the payment default referenced in the HBO Forbearance) or (v) the receipt of any notice of default or event of default (howsoever described or defined) in respect of any material contract from the counterparty to such material contract.

(c)                                  Upon the occurrence of a Termination Event, the agreement of each Participant Lender and the Agent hereunder to forbear from exercising its default-related rights and remedies in respect of the Specified Defaults shall immediately terminate without the requirement of any further demand, presentment, protest, or notice of any kind, all of which each of the Borrower and the other Loan Parties hereby waive.  Each of the Borrower and the other Loan Parties agrees that the Agent and the Lenders may at any time after the occurrence of a Termination Event proceed to exercise any or all of its rights and remedies under the Credit Agreement (as amended hereby), any other Loan Document, and/or applicable law, all of which rights and remedies are fully reserved by the Lenders and the Agent, including, without limitation, its rights and remedies on account of the Specified Defaults and any other Defaults or Events of Default that may then exist.  Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Agent may upon such notice or demand as is specified by the Credit Agreement (as amended hereby), any other Loan Documents, or applicable law, (i) collect and/or commence any legal or other action to collect any or all of the Obligations from the Borrower and/or the other Loan Parties, (ii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral or proceeds thereof, and (iii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by or under the Credit Agreement (as amended hereby), any other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by the Agent and the Lenders.

(d)                                 Nothing in this Forbearance Agreement shall be construed as a waiver of or acquiescence to the Specified Defaults and the Specified Defaults shall continue in existence notwithstanding the agreement of the Participant Lenders and the Agent, as set forth herein, to forbear in the exercise of default-related rights and remedies against the Borrower on the terms and for the periods set forth herein.  Any agreement by the Required Lenders and the Agent to extend the Forbearance Period or enter into any other forbearance or similar arrangement must be set forth in writing and signed by a duly authorized signatory of the Agent (as instructed by the Required Lenders) and the Required Lenders.  The Borrower and the other Loan Parties each hereby acknowledges that the Participant Lenders and the Agent have made no assurances whatsoever concerning any possibility of any extension of the Forbearance Period, any other forbearance or similar arrangement or any other limitations on the exercise of their rights, remedies and privileges under or otherwise in connection with the Credit Agreement (as amended hereby), the other Loan Documents, and/or applicable law, except as expressly set forth herein.

(e)                                  The Borrower and the other Loan Parties each hereby acknowledges and agrees that any forbearance, waiver, consent or other financial accommodation which the Participant Lenders or the Agent may make on or after the date hereof will have been made by the Participant Lenders or the Agent in reliance upon, and is consideration for, among other things, the general releases and reaffirmation of indemnities contained in Article VIII hereof and the other covenants, agreements, including the amendments to the Credit Agreement set forth in Article IV hereof, representations and warranties of the Borrower and the other Loan Parties hereunder.

(f)                                    For the avoidance of doubt, the Borrower and the other Loan Parties agree that they will comply with all terms, conditions, covenants and restrictions in the Credit Agreement (as amended hereby) and the other Loan Documents that apply at any time that a Default or Event of Default has occurred and is continuing.

ARTICLE IV

AMENDMENTS TO CREDIT AGREEMENT

4.1                               Amendments to Credit Agreement.

Effective as of the Forbearance Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)                                  Section 1.1 of the Credit Agreement is hereby amended by adding the following term in proper alphabetical order:

“Forbearance Agreement”: that certain Forbearance Agreement and Second Amendment to Credit Agreement, dated as of October 15, 2012, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Agent.”

(b)                                 Section 4.5(c) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(c)                            Notwithstanding the foregoing, upon the occurrence and continuance of any Default or Event of Default (including the Specified Defaults (as defined in the Forbearance Agreement) on September 30, 2012), any principal of or due but unpaid interest on any Loan, Reimbursement Obligations or any other amount due but unpaid under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of the principal amount of the Loans, the rate then applicable to the Loans under the relevant Facility plus 2% or (y) in the case of the due but unpaid interest on the Loans, Reimbursement Obligations or any other amount due but unpaid under the Loan Documents, the rate applicable to Base Rate Loans under the Revolving Facility plus 2%.”

ARTICLE V
SUPPLEMENTAL TERMS AND COVENANTS

5.1                               Supplemental Terms and Covenants.  Each of the Loan Parties hereby agrees to comply with the following terms and covenants, in each case, notwithstanding any provision to the contrary set forth in this Forbearance Agreement, the Credit Agreement or any other Loan Documents:

(a)                                  Strategic Planning Officer.  Within 5 days of the Forbearance Effective Date, the Borrower shall retain a strategic planning officer that is reasonably acceptable to the Participant Lenders (it being agreed that the joint retention of Mark Weinstein and Chad Coben, each an employee of FTI Consulting, is reasonably acceptable to the Participant Lenders), who will report directly to the chief executive officer and will perform the services as set forth on Annex B hereto.

(b)                                 Management Conference Call.  The Borrower shall hold a management conference call at least twice a month with the Agent and the Lenders, including their respective financial and legal advisors, during normal business hours on dates and at times to be mutually agreed upon by the Borrower and the Agent.

(c)                                  Information to Agent. The Borrower shall furnish to the Agent within 5 days of the Forbearance Effective Date (or such longer period as may be agreed by the Agent), a completed perfection certificate in substantially the form agreed with the Agent prior to the Forbearance Effective Date.

(d)                                 Information to Advisors.  The Borrower shall cause its financial advisors to keep CDG and Akin Gump reasonably apprised of its strategic alternatives for the period commencing August 22, 2012 (being the date such financial advisors were retained), including, without limitation, updates regarding (a) the sales process including information regarding buyers contacted, confidentiality agreements signed, buyers in the data room and offers received, (b) term sheets or other written indications of interest with respect to the Borrower’s efforts to consummate a refinancing, recapitalization, restructuring or sale and (c) term sheets or similar written correspondence regarding transactions with respect to the Borrower’s private network.

(e)                                  Confidential Information.  The Borrower shall furnish to CDG, Akin Gump and the Agent (to the extent the Agent has executed a confidentiality agreement), for itself and for distribution only to Lenders who have executed an express confidentiality agreement for such purposes with the Borrower on or after the Forbearance Effective Date (“Specified Lenders”): (i) within 5 days of the Forbearance Effective Date (or such longer period as may be agreed by the Agent), (A) a summary business plan, (B) summary profit and loss projections, (C) summary capital expenditure projections and (D) the information listed on Annex C attached hereto that is available to the Borrower (it being acknowledged all available information listed on Annex C was provided to CDG prior to the Forbearance Effective Date); (ii) within 10 days of the Forbearance Effective Date (or such longer period as may be agreed by the Agent), Consolidated EBITDA for the fiscal quarter and fiscal month ending September 30, 2012, (iii) within 20 days following the end of each calendar month, a monthly financial statement in a form reasonably acceptable to the Agent and (iv) on Tuesday of each calendar week, a variance report setting forth the actual cash flow of the Loan Parties for the immediately preceding calendar week including a reasonably detailed explanation of all material variances from the initial cash flow forecast delivered pursuant to Section 6.1(e) of the Forbearance Agreement, in each case, in a form reasonably acceptable to the Agent; provided that CDG, Akin Gump, the Agent and those Specified Lenders who receive such information will not be permitted to (and agree not to) distribute such information to any other Lender who does not execute such confidentiality agreement on or after the Forbearance Effective Date with the Borrower.

(f)                                    Negative Covenants.  During the Forbearance Period, (i) the baskets set forth in Sections 8.2(h), 8.2(m), 8.2(n), 8.5(l), 8.5(m), 8.5(n), 8.8(d) and 8.8(p) of the Credit Agreement shall not be available other than those amounts already utilized as of the Forbearance Effective Date and (ii) Indebtedness pursuant to Section 8.2(e) of the Credit Agreement shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding.

(g)                                 Capital Expenditures.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any cash Capital Expenditure, except cash Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $10,500,000 during the Forbearance Period.

(h)                                 Minimum Consolidated EBITDA.  The Borrower shall maintain Consolidated EBITDA for the periods set out below in an amount greater than or equal to the corresponding amount set forth opposite such period:

Period	Consolidated EBITDA

October 1, 2012 through October 31, 2012	$4,543,000

October 1, 2012 through November 30, 2012	$8,701,000

(i)                                     Material Contracts.  The Borrower shall, and shall cause each of its Subsidiaries to, promptly give notice to the Agent and each Lender of the occurrence of any default under any material contract.

(j)                                     Milestone.  On or before November 19, 2012, the Borrower shall hold an in-person meeting with the private Lenders, including their respective financial and legal advisors, to discuss any bid for a strategic transaction which may have been selected by the Borrower by such date.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS

6.1                               Effectiveness.  This Forbearance Agreement shall become effective as of the first date (the “Forbearance Effective Date”) on which each of the following conditions is satisfied and evidence of its satisfaction has been delivered to counsel to the Agent:

(a)                                  The Agent shall have received a duly executed signature page of the Forbearance Agreement from (i) each of the Participant Lenders constituting the Required Lenders and (ii) the Borrower and each other Loan Party;

(b)                                 The Borrower shall be in compliance with the terms, conditions, covenants and agreements set forth in the DirecTV Forbearance, HBO Forbearance, the DirecTV Agreement (other than the Specified Defaults as defined in the DirecTV Forbearance) and the HBO Agreement (other than the payment default referenced in the HBO Forbearance);

(c)                                  The Borrower shall have entered into letter agreements with (i) Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), legal advisor to the Agent, and (ii) CDG Group, LLC (“CDG Group”), financial advisor to the Agent, in each case, on terms reasonably acceptable to Agent and the applicable advisors providing for the timely payment of reasonable and documented fees and expenses of Akin Gump and CDG Group, respectively, and shall have paid the accrued and unpaid reasonable and documented fees and out-of-pocket expenses of, and funded any agreed advance payment retainers for, Akin Gump and CDG Group;

(d)                                 The Agent shall have received for distribution to the private Lenders: (i) preliminary Consolidated EBITDA for the fiscal quarter and fiscal month ending September 30, 2012, and (ii) Consolidated EBITDA, revenue and net income projections for the fiscal months ending October 31, 2012 and November 30, 2012;

(e)                                  CDG, Akin Gump, the Agent (to the extent the Agent has executed a confidentiality agreement) and the Specified Lenders shall have received a cash flow forecast through December 14, 2012; provided that CDG, Akin Gump and each Specified Lender will not be permitted to (and agree not to) distribute such information to any other Lender who does not execute a confidentiality agreement on or after the Forbearance Effective Date with the Borrower; and

(f)                                    The representations and warranties set forth in Article VII below shall be true and correct.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1                               Representations and Warranties.  To induce the Agent and the Participant Lenders to enter into this Forbearance Agreement, each of the Loan Parties hereby represents and warrants as follows:

(a)                                  Except for the Specified Defaults or as otherwise expressly provided herein (including the following paragraph (b)), after giving effect to the Forbearance Agreement, each of the Borrower and the other Loan Parties is in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents on its part to be observed or performed, and no Default or Event of Default has occurred and is continuing.

(b)                                 Except with respect to the Specified Defaults, each of the representations and warranties in Section 5 of the Credit Agreement shall be true and correct in all material respects on and as of the date hereof, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(c)                                  The execution, delivery and performance by each of the Borrower and the other Loan Parties of this Forbearance Agreement:

(i)                                     are within its corporate, limited liability company or similar powers, as applicable;

(ii)                                  have been duly authorized by all necessary corporate or limited liability company or similar, as applicable, action including the consent of the holders of its equity interests where required;

(iii)                               do not and will not (A) contravene its certificate of incorporation, certificate of formation, by-laws or limited liability company agreement or other constituent documents, as applicable, (B) violate any applicable requirement of law or any order or decree of any governmental authority or arbitrator applicable to it, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration (where such conflict, breach, default, termination or acceleration could reasonably be expected to result in a Material Adverse Effect) of, any contractual obligation of the Borrower or any of the other Loan Parties, or (D) result in the creation or imposition of any lien or encumbrance upon any of the property of the Loan Parties, except pursuant to the terms of any Loan Document; and

(iv)                              do not and will not require the consent of, authorization by, approval of, notice to, or filing or registration with, any governmental authority or any other Person, other than those which prior to the Forbearance Effective Date will have been obtained or made and copies of which prior to the Forbearance Effective Date will have been delivered to the Agent and each of which on the Forbearance Effective Date will be in full force and effect.

(d)                                 This Forbearance Agreement has been duly executed and delivered by the Borrower and the other Loan Parties party hereto.  Each of this Forbearance Agreement, the Credit Agreement and the other Loan Documents constitutes a legal, valid and binding obligation of each of the Borrower and the other Loan Parties party hereto, enforceable against each such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, concepts of reasonableness, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e)                                  The Liens granted to the Agent, for the benefit of itself and the other Secured Parties, to secure any of the Obligations under the Credit Agreement (as amended hereby) remain in full force and effect and continue to constitute first priority perfected liens therein, subject only to Liens permitted pursuant to Section 8.3 of the Credit Agreement (as amended hereby).

7.2                               Survival.  The representations and warranties in Section 7.1 shall survive the execution and delivery of this Forbearance Agreement and the Forbearance Effective Date.

ARTICLE VIII

GENERAL RELEASE; REAFFIRMATION OF INDEMNITY

(a)                                  In consideration of, among other things, the Agent’s and the Participant Lenders’ execution and delivery of this Forbearance Agreement, each of the Borrower or any other Loan Parties, on behalf of itself and on behalf of its agents, representatives, officers, directors, advisors, employees, affiliates, Subsidiaries, successors, assigns, legal representatives and financial advisors (the “LodgeNet Parties”), hereby jointly and severally releases, acquits and forever discharges (collectively, the “Releases”) the Agent and each Lender (collectively, the “Lender Parties”), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, financial advisors, successors and assigns, both present and former (collectively, the “Lenders’ Affiliates” and together with the Lender Parties, the “Releasees”) from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which the Borrower or any other LodgeNet Party has or may have against any of the Lender Parties and/or the Lenders’ Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date of the Forbearance Agreement in respect of the Loan Documents, including but not limited to, any claim or defense that relates to, in whole or in part, directly or indirectly, (i)

the making or administration of the Loans and Letters of Credit, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability theories”, (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents or Forbearance Agreement, (iii) any actions or omissions of any of the Lender Parties and/or the Lenders’ Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Loan Documents  or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees or (viii) damages to business reputation (collectively, the “Claims”).  In entering into this Forbearance Agreement, each of the Borrower and the other Loan Parties party hereto consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and each hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Article VIII shall survive the expiration of the Forbearance Period and the termination of this Forbearance Agreement, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

(b)                                 Without in any way limiting their reaffirmations and acknowledgements set forth in Article IX hereof, the Borrower hereby expressly acknowledges, agrees and reaffirms its reimbursement, indemnification and other obligations to and agreements set forth in Section 11.5 of the Credit Agreement.  The Borrower further acknowledges, agrees and reaffirms that all of such reimbursement, indemnification and other obligations and agreements set forth in Section 11.5 of the Credit Agreement shall survive the expiration of the Forbearance Period and the termination of this Forbearance Agreement, the Credit Agreement, the other Loan Documents and the payment in full of the Obligations.

(c)                                  The Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby unconditionally and irrevocably agrees that it will not sue any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section VIII(a).  If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and each other Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

ARTICLE IX

RATIFICATION OF LIABILITY

Each of the Borrower and the other Loan Parties party hereto hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under this Forbearance Agreement and each other Loan Document to which it is a party, and hereby ratifies and reaffirms its grant of Liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations, and confirms and agrees that such Liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Forbearance Agreement, the Credit Agreement or any other Loan Document. The Borrower and the other Loan Parties party hereto (a) acknowledge receipt of a copy of this Forbearance Agreement, (b) consent to the terms and conditions of same, and (c) agree and acknowledge that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

ARTICLE X

MISCELLANEOUS

10.1                        No Other Amendments; Reservation of Rights; No Waiver.

(a)                                  Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and each other Loan Document, and all rights of the Agent and Lenders, and all of the Obligations, shall remain in full force and effect.  Each of the Borrower and the other Loan Parties party hereto hereby confirms that no such party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b)                                 Except as expressly set forth herein, the effectiveness of this Forbearance Agreement shall not directly or indirectly (i) create any obligation to make any further Loans or to continue to defer any enforcement action after the occurrence of any Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent, amendment or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Document, or to prejudice, any right, power, privilege or remedy of the Lenders or the Agent under the Credit Agreement, any other Loan Document or applicable law, nor shall the entering into this Forbearance Agreement preclude the Lenders or the Agent from refusing to enter into any further amendments or forbearances with respect to the Credit Agreement or any other Loan Document, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Document or any right, power or remedy of the Agent or any Lender, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, the Agent and the Lenders reserve all of their rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law.  All of the provisions of the Credit Agreement and the other Loan Documents are hereby reiterated. For the avoidance of doubt, other than as otherwise expressly provided herein, this Forbearance Agreement shall not constitute a forbearance with respect to (i) any failure by the Borrower or any other Loan Party to comply with any covenant or other provision in the Credit Agreement or any other Loan Document or (ii) the occurrence or continuance of any present or future Default or Event of Default.

(c)                                  From and after the Forbearance Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified or supplemented by this Forbearance Agreement, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Forbearance Agreement and any agreement, instrument or other document executed and/or delivered in connection herewith.

(d)                                 This Forbearance Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

10.2                        Ratification and Confirmation; Survival.  Except as expressly set forth in this Forbearance Agreement, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.  Notwithstanding anything to the contrary herein, Article VIII hereof shall survive the termination of this Forbearance Agreement.

10.3                        APPLICABLE LAW.  THIS FORBEARANCE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

10.4                        Headings.  The various headings of this Forbearance Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Forbearance Agreement or any provision hereof.

10.5                        Counterparts.  This Forbearance Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.  This Forbearance Agreement shall become effective when the conditions set forth in Article VI hereof  have been satisfied.  Delivery of an executed counterpart of a signature page of this Forbearance Agreement by facsimile transmission or electronic transmission (in pdf format) will be effective as delivery of a manually executed counterpart hereof.

10.6                        Severability.  Any provision of this Forbearance Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Forbearance Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7                        Agreement.  This Forbearance Agreement may not be amended or modified except in the manner specified for an amendment of or modification to the Credit Agreement in Section 11.1 of the Credit Agreement.

10.8                        Assignment; Binding Effect; Third Party Beneficiaries.

(a)                                  This Forbearance Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of the Lenders and their respective successors and assigns; provided that (i) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders, and (ii) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.6 of the Credit Agreement.

(b)                                 Without limiting the requirements of Section 11.6 of the Credit Agreement, each Participant Lender agrees that it will not assign all, or any ratable part of its

Loans, Commitments or any rights or obligations under the Loan Documents to any Person unless such Person shall have agreed to be bound by this Forbearance Agreement (including the forbearance granted hereunder) and any such assignments shall be void in the absence of such agreement.

(c)                                  Except with respect to Article VIII hereof, no Person other than the parties hereto, the Lenders and the Releasees, shall have any rights hereunder or be entitled to rely on this Forbearance Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Article VIII hereof) are hereby expressly disclaimed

10.9                        Entire Agreement.  This Forbearance Agreement, the Credit Agreement and the other Loan Documents, together with any and all Annexes, Exhibits and Schedules thereto that are or have been delivered pursuant thereto, constitute the entire agreement and understanding of the parties in respect of the subject matter of the Credit Agreement and supersede all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way with respect thereto.

10.10                 Payment of Expenses; Indemnification.  The Borrower agrees (a) to pay or reimburse Agent and each Participant Lender for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Forbearance Agreement and any other documents prepared in connection therewith, the consummation of the transactions contemplated hereby or thereby, and the enforcement or preservation of any rights under the Forbearance Agreement, the other Loan Documents and any such other documents, but limited, in the case of reimbursement of legal fees and disbursements, to the reasonable fees and disbursements of one counsel for the Agent and the Participant Lenders, taken as a whole, and (b) to pay, indemnify, and hold each Participant Lender and Agent and their respective officers, directors, employees, affiliates, agents, trustees, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Forbearance Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (b), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.  The foregoing shall be in addition to, and shall not limit, the expense reimbursement or indemnification obligations of the Loan Parties under the Credit Agreement or other Loan Documents.

10.11                 Further Assurances.  The Borrower and each other Loan Party agrees to take all further actions and execute all further documents as the Agent or the Required Lenders may from time to time reasonably request to carry out the transactions contemplated by this Forbearance Agreement and all other agreements executed and delivered in connection herewith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

LODGENET INTERACTIVE CORPORATION

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

LODGENET STAYONLINE, INC.

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

ON COMMAND CORPORATION

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

THE HOTEL NETWORKS, INC.

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

LODGENET INTERNATIONAL, INC.

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

ON COMMAND VIDEO CORPORATION

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

[Signature Page to Forbearance Agreement]

PUERTO RICO VIDEO ENTERTAINMENT CORPORATION

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

VIRGIN ISLAND VIDEO ENTERTAINMENT CORPORATION

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

SPECTRADYNE INTERNATIONAL, INC.

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

HOTEL DIGITAL NETWORK, INC.

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

LODGENET HEALTHCARE INC.

By:	/s/ James G. Naro
Name: James G. Naro
Title: Secretary

[Signature Page to Forbearance Agreement]

GLEACHER PRODUCTS CORP.,
as Agent

By:	/s/ Joanna Anderson
Name: Joanna Anderson
Title: Authorized Signatory

[Signature Page to Forbearance Agreement]

ANNEX A

SPECIFIED DEFAULTS

1.

An Event of Default occurring under Section 9(c)(i) of the Credit Agreement as a result of the Borrower’s failure to comply with Section 8.1(a) of the Credit Agreement with respect to the fiscal quarter of the Borrower ended September 30, 2012.

2.

An Event of Default occurring under Section 9(d) of the Credit Agreement as a result of the Borrower’s failure to comply with Section 7.3 of the Credit Agreement solely in connection with the defaults under the SMATV Sales Agency and Transport Services Agreement, dated as of March 31, 2010, between DirecTV, Inc. and the Borrower or the HBO Services Affiliation Agreement for Lodging Industry Distributor, dated as of December 1, between Home Box Office, Inc. and the Borrower, in each case, as specified in the DirecTV Forbearance or the HBO Forbearance, as applicable.

3.	An Event of Default occurring under Section 9(c)(i) of the Credit Agreement as a result of the inability to make the representations and warranties in Sections 5.2 and 5.20 of the Credit Agreement.

4.	A Default in the performance of the affirmative covenant in Section 7.3 of the Credit Agreement with respect of certain commercial agreements that have been specified to the Agent, CDG and Akin Gump.

5.

An Event of Default occurring under Section 9(b) of the Credit Agreement as a result of the inaccuracy of any representations and warranties under Section 5.7 of the Credit Agreement solely in connection with the foregoing Specified Defaults.

6.

An Event of Default occurring under Section 9(c)(i) or Section 9(d) of the Credit Agreement as a result of the Borrower’s failure to comply with Sections 7.7(a) and (b) of the Credit Agreement with respect to the failure to give notice to the Agent and each Lender of the foregoing Specified Defaults.

ANNEX B

Objective and Scope of Services for Strategic Planning Officer (“SPO”)

The SPO’s objective will be to lead the Company and its other members of management in connection with a possible restructuring, refinancing and/or recapitalization.  In connection with this objective, the SPO will report directly to the CEO and perform the management services described below:

i.	Review and, where feasible, leverage existing work product created by FTI and/or Miller Buckfire in rendering the services described below;

ii.	Review of established cash forecasting and liquidity management and assistance with future liquidity management;

iii.

Review and assess the Company’s assets, customer relationships and operations. In particular this includes a focus on stabilizing the business through, among other things, (a) the development of a maintenance and capital plan to retain as many rooms as possible; (b) assisting the CEO with a review and analysis of the existing work force and with recruitment of new employees, where and if appropriate; (c) assisting the CEO with reviewing the status of material contracts on a regular basis to help ensure the preservation of commercial relationships deemed by the CEO and the SPO to be important to the Company; and (d) reporting to the Agent and the steering committee of Lenders on the progress of the foregoing.

iv.	Evaluate the five-year business plan recently presented to the Board of Directors, including an assessment of the achievability of such business plan;

v.

Review the identified cost savings initiatives and understand the implementation strategy, as well as identify and work with the Company’s senior management to implement potential additional cost savings;

vi.	Assist in the structuring and day to day management of restructuring, recapitalization, refinancing and sale-related efforts;

vii.	Evaluate strategic alternatives with the goal of maximizing recovery for the Company’s constituents;

viii.	Assist in negotiations with the Company’s constituents;

ix.	Review current status of, and assist with, the negotiation and implementation of the restructuring, recapitalization, refinancing and/or sale; and

x.

Provide frequent communications to the Agent and the steering committee of Lenders regarding the Company’s activities, receipts, cost controls and the progress of the restructuring, recapitalization, refinancing and/or sale; respond directly to questions from the Agent and meet directly with the Agent and/or the steering committee of Lenders periodically at the Agent’s request.